August 1, 2011

 U.S. Securities and Exchange Commission
100 F. Street, NE
Washington, DC 20549-7561

Re: EnviraTrends, Inc.— SEC File No. 333-164086

 Dear Ladies and Gentlemen:

We have read the statements of EnviraTrends, Inc.  (the “Company”) in  Amendment No. 4  in Form S-1/A dated August 1, 2011 and we are in agreement with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours truly,

/s/ Meeks International, LLC

Meeks International, LLC